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                                                                     EXHIBIT 4.1



                 THE TRANSFER OF THE SHARES REPRESENTED HEREBY
             ARE RESTRICTED AS SET FORTH ON THE REVERSE SIDE HEREOF



                         INCORPORATED UNDER THE LAWS OF
                              THE STATE OF DELAWARE



                            THE TRIZETTO GROUP, INC.
                                  COMMON STOCK
                  AUTHORIZED CAPITAL STOCK: 45,000,000 SHARES

Common Stock:              40,000,000 Shares, par value $.001 per share

Preferred Stock:           5,000,000 Shares, par value $.001 per share

This Certifies that *****SPECIMEN***** is the

registered holder of ******************************* (**************) Shares

transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed.

this **** day of ***** A.D. ****


------------------------------------    ---------------------------------------
MICHAEL J. SUNDERLAND, SECRETARY        JEFFREY H. MARGOLIS, PRESIDENT




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                    For Value Received, ___________ hereby sell, assign and
          transfer unto
          ____________________________________________________________
          _______________________________________________________________ Shares
          represented by the within Certificate, and do hereby irrevocably constitute and appoint


          ____________________________________________________________ Attorney
          to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

                    Dated: ________________________

                    In presence of _____________________________________________